UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

34 St. Augustine’s Gate, Hedon, HU12 8EX, Hull, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (44) 1482 891 591/ + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

ITEM. 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 3, 2020, Nicholas Paul Tuke, the Company’s Chief Executive Officer, converted $20,000 of accrued salary into 111,112 shares of the Company’s Series “C” Preferred Stock at a conversion price of $0.18 per share.

On December 3, 2020, Enzo Taddei, the Company’s Chief Financial Officer, converted $142,100 of accrued salary into 789,444 shares of the Company’s Series “C” Preferred Stock at a conversion price of $0.18 per share.

On December 3, 2020, Peter James Smith, one of the Company’s Directors, converted $142,100 of accrued salary into 789,444 shares of the Company’s Series “C” Preferred Stock at a conversion price of $0.18 per share.

On December 3, 2020, Andrew Vincent Luckhurst, one of the Company’s subsidiaries Directors, converted a $1,800 salary bonus into 10,000 shares of the Company’s Series “C” Preferred Stock at a conversion price of $0.18 per share.

The Company´s Series “C” preferred shares were formally locked-up on May 22, 2020, when the Board of Directors voted unanimously to extend the lock-up period until December 31, 2022.

The above shares of preferred stock were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4.(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2020

ARGENTUM 47, INC.

By:	/s/ Nicholas P. Tuke
Nicholas P. Tuke
Chief Executive Officer